As filed with the Securities and Exchange Commission on September 16, 2025.

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NUBURU, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3690	85-1288435
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7442 S Tucson Way, Suite 130

Centennial, CO 80112

Telephone: (720) 767-1400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alessandro Zamboni

Executive Chairman

7442 S Tucson Way, Suite 130

Centennial, CO 80112

Telephone: (720) 767-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Amy Bowler, Esq. Holland & Hart LLP 555 17th Street, Suite 3200 Denver, CO 80202-3921 Tel: (303) 295-8000	Barry I. Grossman, Esq. Justin Grossman, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Tel: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-290147)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This 462(b) Registration Statement relates to the reasonable best efforts public offering of securities (the “Offering”) contemplated by the Registration Statement on Form S-1 (File No. 333-290147), which was initially filed with the United States Securities and Exchange Commission (the “SEC”) on September 10, 2025, and which was declared effective by the SEC on September 12, 2025 (the “Prior Registration Statement”). The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated herein by reference.

This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of registering additional securities of the same classes as were included in the Prior Registration Statement, representing an increase in the maximum aggregate offering price by $3,605,041, which consists of common warrants to purchase up to $3,605,041 worth of the Company’s common stock, par value $0.0001 per share.

The additional securities that are being registered for sale are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.

CERTIFICATION

The registrant hereby (i) undertakes to pay the SEC the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on September 16, 2025) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Holland & Hart LLP
23.1	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm for the Company
23.2	Consent of Holland & Hart LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney
107	Calculation of Filing Fee Table

* Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-290147), originally filed with the SEC on September 10, 2025 and incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on September 16, 2025.

NUBURU, INC.

By:	/s/ Alessandro Zamboni
Name:	Alessandro Zamboni
Title:	Executive Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ Alessandro Zamboni	Executive Chairman	September 16, 2025
Alessandro Zamboni	(Principal Executive Officer and Principal Financial and Accounting Officer)

*	Director	September 16, 2025
Matteo Ricchebuono

*	Director	September 16, 2025
Shawn Taylor

*	Director	September 16, 2025
Dario Barisoni

*By: /s/ Alessandro Zamboni Alessandro Zamboni Attorney-in-Fact